Exhibit 99.3

DJ ORTHOPEDICS, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On April 7, 2006, dj Orthopedics, Inc. (“dj Orthopedics” or the “Company”) completed the acquisition, under an agreement originally signed on February 27, 2006, of all the outstanding capital stock of Aircast Incorporated (“Aircast”) for approximately $291.6 million in cash, funded with the proceeds of a new credit agreement. Aircast is a leading designer and manufacturer of ankle braces and other orthopedic devices, cold therapy systems and vascular systems. The Aircast acquisition will be accounted for using the purchase method of accounting whereby the total purchase price, including transaction expenses, will be allocated to tangible and intangible assets acquired based on estimated fair market values, with the remainder classified as goodwill. The Company acquired Aircast to expand its product offerings and increase its revenues. The following unaudited pro forma combined financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma combined financial statements are subject to change, and the final amounts may differ substantially.

The unaudited pro forma combined balance sheet as of December 31, 2005, gives effect to the Aircast acquisition as if it was completed on that date, and was derived from the historical audited consolidated balance sheet of Aircast as of December 31, 2005, combined with dj Orthopedics’ historical audited consolidated balance sheet as of December 31, 2005.

The unaudited pro forma combined statement of income for the year ended December 31, 2005, illustrates the effect of the acquisition of Aircast as if it had occurred on January 1, 2005, and was derived from the historical audited consolidated statement of operations for Aircast for the year ended December 31, 2005, combined with dj Orthopedics’ historical audited consolidated statement of income for the year ended December 31, 2005.

The pro forma combined financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto of dj Orthopedics contained in its 2005 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, and the historical audited financial statements and notes thereto of Aircast which are included as Exhibits 99.1 - 99.2 to this Current Report on Form 8-K/A.

The pro forma combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial position.

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

DECEMBER 31, 2005

(In thousands)

	Historical dj Orthopedics	Historical Aircast	Pro Forma Adjustments		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$1,107	$9,905	$(9,035)	(a)	$1,977
Accounts receivable, net	62,068	11,628	—		73,696
Inventories, net	24,228	6,548	1,094	(b)	31,870
Deferred tax asset, current portion	7,066	—	(84)	(c)	6,982
Due from buyer	—	394	(394)	(d)	—
Prepaid expenses and other current assets	4,387	2,494	—		6,881

Total current assets	98,856	30,969	(8,419)		121,406

Property, plant and equipment, net	15,396	19,444	(2,112)	(e)	32,728
Goodwill	101,235	47,086	107,727	(f)	256,048
Intangible assets, net	51,242	96,300	25,600	(f)	173,142
Debt issuance costs, net	2,479	2,921	870	(g)	6,270
Deferred tax asset	32,437	597	3,660	(c)	36,694
Fair value of derivatives	—	1,184	(1,184)	(h)	—
Other assets	3,019	34	—		3,053

Total assets	$304,664	$198,535	$126,142		$629,341

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$10,270	$3,555	$—		$13,825
Accrued compensation	6,310	3,714	—		10,024
Accrued commissions	3,483	508	—		3,991
Long-term debt, current portion	5,000	2,416	(3,916)	(i)	3,500
Accrued interest	385	593	(978)	(j)	—
Accrued restructuring costs	417	—	—		417
Accrued liabilities – stockholders	—	842	(842)	(k)	—
Accrued liabilities – affiliate	—	4,026	(4,026)	(k)	—
Other accrued liabilities	10,230	5,738	—		15,968

Total current liabilities	36,095	21,392	(9,762)		47,725

Long-term debt, less current portion	42,500	83,487	220,513	(i)	346,500
Seller subordinated notes	—	16,515	(16,515)	(l)	—
Deferred tax liability long-term	—	—	10,240	(c)	10,240
Accrued pension liabilities	—	294	—		294

Commitments and contingencies

Redeemable preferred stock	—	78,639	(78,639)	(m)	—

Stockholders’ equity (deficit):
Common stock	221	83	(83)	(m)	221
Additional paid-in capital	133,656	4,528	(4,528)	(m)	133,656
Accumulated other comprehensive income (loss)	492	(2,403)	2,403	(m)	492
Retained earnings (accumulated deficit)	91,700	(4,000)	2,513	(n)	90,213

Total stockholders’ equity (deficit)	226,069	(1,792)	305		224,582

Total liabilities and stockholders’ equity (deficit)	$304,664	$198,535	$126,142		$629,341

See Notes to Unaudited Pro Forma Combined Financial Statements

DJ ORTHOPEDICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2005

(In thousands, except per share data)

	Historical dj Orthopedics	Historical Aircast	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$286,167	$96,811	$(167)	(o)	$382,811
Costs of goods sold	105,289	36,219	875	(p)	142,383
Gross profit	180,878	60,592	(1,042)		240,428
Operating expenses:
Sales, general and administrative	115,673	51,890	(13,895)	(q)	153,668
Research and development	6,350	1,784	—		8,134
Amortization of acquired intangibles	4,996	—	11,454	(r)	16,450
Total operating expenses	127,019	53,674	(2,441)		178,252
Income from operations	53,859	6,918	1,399		62,176
Interest expense	(4,667)	(8,865)	(11,069)	(s)	(24,601)
Interest income	249	—	(43)	(t)	206
Other income (expense), net	(980)	882	(1,280)	(u)	(1,378)
Income before income taxes	48,461	(1,065)	(10,993)		36,403
Benefit (provision) for income taxes	(19,263)	(803)	5,505	(v)	(14,561)
Net income (loss)	$29,198	$(1,868)	$(5,488)		$21,842

Net income per share :
Basic	$1.34				$1.00
Diluted	$1.29				$0.96

Weighted average shares outstanding used to calculate per share information:

Basic	21,786				21,786
Diluted	22,699				22,699

See Notes to Unaudited Pro Forma Combined Financial Statements

DJ ORTHOPEDICS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.              Basis of Presentation

The unaudited pro forma combined financial statements of dj Orthopedics, Inc. (“dj Orthopedics” or the “Company”) have been prepared by dj Orthopedics using the purchase method of accounting. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. The unaudited pro forma combined balance sheet as of December 31, 2005, gives effect to the acquisition of Aircast Incorporated (“Aircast”) as if it was completed on that date, and was derived from the historical audited consolidated balance sheet of Aircast as of December 31, 2005 combined with dj Orthopedics’ historical audited consolidated balance sheet as of December 31, 2005.

The unaudited pro forma combined statement of income for the year ended December 31, 2005, illustrates the effect of the acquisition of Aircast as if it had occurred on January 1, 2005, and was derived from the historical audited consolidated statement of operations for Aircast for the year ended December 31, 2005, combined with dj Orthopedics’ historical audited consolidated statement of income for the year ended December 31, 2005.

On April 7, 2006, the Company entered into a new credit agreement with a syndicate of lenders and with Wachovia Bank, National Association, as administrative agent to finance the Aircast acquisition described above. The new credit agreement provides for total borrowings of $400 million, consisting of a term loan of $350 million, which was fully drawn at closing and up to $50 million available under a revolving credit facility, of which $45.8 million was available at closing, net of outstanding letters of credit. The new credit agreement replaced the Company’s existing credit agreement and approximately $46.3 million of debt outstanding under the former agreement was paid off using funds from the new credit agreement. Borrowings under the new term loan and on the new revolving credit facility bear interest at variable rates (either a LIBOR rate or the lenders’ base rate, as elected by the Company) plus a margin. Under the new credit agreement, the interest rate for the term loan is LIBOR plus a margin of 1.50%, or the lenders’ base rate plus a margin of 0.50%. The applicable margin on the revolving credit facility varies based on the Company’s leverage ratio. The interest rate for the revolving credit facility is LIBOR plus an applicable margin of 1.25% to 2.00%, or the lenders’ base rate plus an applicable margin of 0.25% to 1.00%. At the Company’s current leverage ratio, the applicable interest rate on the revolving credit facility is either LIBOR plus 1.75% or the lender’s base rate plus 0.75%.

In connection with the new credit agreement, the Company entered into an interest rate swap agreement for a notional amount of $250 million of the term loan. The interest rate swap agreement converts the variable LIBOR rate to a fixed LIBOR rate of 5.29% for a term of five years. Accordingly, with respect to the notional amount of $250 million, the Company’s interest rate is fixed at 6.79% (5.29% plus applicable margin of 1.50%) for the term of the swap. The notional amount of $250 million is scheduled to amortize to zero over the term of the swap in proportion to expected cash flows. The Company is required to make quarterly principal payments on the term loan of $0.875 million, beginning in June 2006. The balance of the term loan, if any, is due in full on April 7, 2013. Any borrowings under the revolving credit facility are due in full on April 7, 2012. The Company capitalized debt issuance costs of approximately $6.3 million in association with the new credit agreement, which will be amortized over the term of the agreement.

2.              Assumptions for Pro Forma Adjustments

On April 7, 2006, dj Orthopedics completed the acquisition, under an agreement originally signed on February 27, 2006, of all the outstanding capital stock of Aircast for approximately $291.6 million in cash, funded with the proceeds of a new credit agreement. Aircast is a leading designer and manufacturer of ankle braces and other orthopedic devices, cold therapy systems and vascular systems. The Aircast acquisition will be accounted for using the purchase method of accounting whereby the total purchase price, including transaction expenses, will be allocated to tangible and intangible assets acquired based on estimated fair market values, with the remainder classified as goodwill.

The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. A final valuation of acquired tangible and intangible assets and assessment of useful lives has not yet been completed, which may affect the final allocation of the purchase price to these assets and the related amortization expense. Consequently, the amounts reflected in the unaudited pro forma combined statements of operations are subject to change, and the final amounts may differ substantially.

Pro forma adjustments made by dj Orthopedics in connection with the preparation of the unaudited pro forma combined balance sheet as of December 31, 2005 and the unaudited pro forma combined statements of operations for the year ended December 31, 2005, are as follows:

(a)          Adjustments to cash and cash equivalents as of December 31, 2005, are as follows (in thousands):

Issuance of new term loan	$350,000
Purchase of Aircast business	(291,592)
Repayment of principal on existing dj Orthopedics loans	(47,500)
Estimated debt issuance costs	(6,270)
Estimated transaction costs	(4,382)
Elimination of portion of Aircast historical cash balance, not acquired	(8,313)
Payment of dj Orthopedics’ historical accrued interest	(385)
Payment of Aircast’s historical accrued interest	(593)
Net adjustment to cash and cash equivalents	$(9,035)

(b)         Adjustment to increase inventories by $1,094,000 as of December 31, 2005, to reflect estimated fair market value of acquired inventories.

(c)          Adjustments to deferred taxes as of December 31, 2005, are as follows (in thousands):

Deferred tax asset, current portion:
Reversal of valuation allowance for deferred tax asset, current, acquired from Aircast	$354
Deferred tax liability related to increase in inventory value for purchase accounting	(438)
Net adjustment to deferred tax asset, current portion	$(84)

Deferred tax asset, long-term:
Reversal of valuation allowance for deferred tax asset, long-term, acquired from Aircast	$1,823
Deferred tax asset for decrease in property, plant and equipment value for purchase accounting	845
Deferred tax asset, long-term, for elimination of dj Orthopedics’ historical debt issuance costs	992
Net adjustment to deferred tax asset, long-term	$3,660

Deferred tax liabilities, long-term:
Deferred tax liability for increase in intangible assets, net, value for purchase accounting	$10,240
Net adjustment to deferred tax liabilities, long-term	$10,240

(d)         Adjustment to eliminate $394,000 owed to Aircast by dj Orthopedics as of December 31, 2005.

(e)          Adjustment to decrease property, plant and equipment by $2,112,000 as of December 31, 2005, to reflect estimated fair market value of the assets purchased.

(f)            Purchase price allocation (in thousands):

The purchase price for the acquisition included cash of $291.6 million paid to Aircast and estimated transaction costs of $4.4 million incurred by dj Orthopedics. The estimated transaction costs incurred by dj Orthopedics primarily consist of fees for financial advisors, attorneys, accountants and other advisors directly related to the transaction. The estimates below are subject to change and the final amounts may differ.

Cash paid for Aircast business	$291,592
Estimated transaction costs	4,382
Total estimated purchase price	$295,974

The estimated purchase price has been preliminarily allocated as follows based on the assets and liabilities acquired as of December 31, 2005 (in thousands):

Estimated fair value of net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$1,592
Accounts receivable, net	11,628
Inventories, net	7,642
Other current assets	2,494
Property, plant and equipment, net	17,332
Other assets	34
Deferred tax assets, net	3,619
Accounts payable	(3,555)
Other accrued liabilities	(10,553)
Deferred tax liabilities, net	(10,678)
Accrued pension liabilities	(294)
		19,261
Estimated fair value of identifiable intangible assets acquired:
Patents and existing technology	28,700
Customer contracts and relationships – GPO	6,900
Customer contracts and relationships – Other	38,300
Trade name and trademarks	47,400
Favorable leasehold interest – Germany	600
		121,900
Goodwill		154,813
Total estimated purchase price allocation		$295,974

The allocation of the purchase price is preliminary and is subject to change pending completion of the valuation of the tangible and intangible assets acquired and subject to changes in the actual balances of assets and liabilities acquired as of the closing date.

Adjustments to goodwill and intangible assets, net, as of December 31, 2005 are as follows (in thousands):

Goodwill:
Elimination of Aircast historical goodwill	$(47,086)
New goodwill acquired	154,813
Net adjustment to goodwill	$107,727

Intangible assets:
Elimination of Aircast historical intangible assets, net	$(96,300)
New intangible assets acquired	121,900
Net adjustment to intangible assets	$25,600

(g)         Adjustments to debt issuance costs as of December 31, 2005 are as follows (in thousands):

Elimination of dj Orthopedics’ historical debt issuance costs	$(2,479)
Elimination of Aircast’s historical debt issuance costs	(2,921)
New debt issuance costs associated with new credit agreement	6,270
Net adjustment to debt issuance costs	$870

(h)         Adjustment to eliminate Aircast’s balance of $1,184,000 related to fair value of derivatives as of December 31, 2005 that was related to Aircast’s historical debt and was cancelled prior to the closing date of the acquisition.

(i)             Adjustments to debt are as follows (in thousands):

Current portion:
Retirement of dj Orthopedics’ existing debt	$(5,000)
Retirement of Aircast’s existing debt	(2,416)
Current portion of new term loan	3,500
Net adjustment to current portion	$(3,916)

Long-term portion:
Retirement of dj Orthopedics’ existing debt	$(42,500)
Retirement of Aircast’s existing debt	(83,487)
New term loan, less current portion	346,500
Net adjustment to long-term portion	$220,513

(j)             Adjustments to accrued interest are as follows (in thousands):

Elimination of dj Orthopedics’ historical accrued interest	$(385)
Elimination of Aircast’s historical accrued interest	(593)
Net adjustment to accrued interest	$(978)

(k)          Adjustment to eliminate Aircast’s accrued liabilities to stockholders of $842,000 and Aircast’s accrued liabilities to affiliate of $4,026,000 as of December 31, 2005, which were repaid at closing.

(l)             Adjustment to eliminate Aircast’s seller subordinated notes of $16,515,000 as of December 31, 2005, which were repaid at closing.

(m)       Adjustments to eliminate Aircast’s redeemable preferred stock, common stock, additional paid-in capital and accumulated other comprehensive loss as of December 31, 2005.

(n)         Adjustments to retained earnings/accumulated deficit are as follows (in thousands):

Elimination of Aircast’s historical accumulated deficit	$4,000
Reduction of retained earnings for elimination of dj Orthopedics’ historical debt issuance costs	(1,487)
Net adjustments to retained earnings/accumulated deficit	$2,513

(o)         Adjustment to net revenues for the year ended December 31, 2005 represents reversal of Aircast’s royalty income of $167,000 paid by dj Orthopedics.

(p)         Adjustments to costs of goods sold for the year ended December 31, 2005 are as follows: (i) additional costs related to incremental estimated fair market value of inventories recorded upon acquisition, (ii) additional costs of goods sold related to adjustment to reclassify Aircast’s historical freight expense from sales, general and administrative expenses to conform with dj Orthopedics’ classification of such expenses, (iii) elimination of Aircast’s historical costs of goods sold related to a step-up in value of inventories on hand when Aircast was acquired by its new shareholders in December 2004, (iv) incremental depreciation expense related to the estimated fair market value or revised useful lives of acquired property, plant and equipment, calculated on a straight-line basis over the estimated economic lives of the underlying property, plant and equipment ranging from two to 37 years, and (v) reversal of royalty expense recorded by dj Orthopedics for amounts paid to Aircast (in thousands):

Additional costs of goods sold related to incremental estimated fair market value of inventories	$1,094
Adjustment to reclassify freight expense to cost of goods sold	2,442
Eliminate Aircast’s historical cost of goods sold related to previous inventory step-up	(2,808)
Incremental depreciation on the estimated fair value or revised useful lives of acquired property, plant and equipment	314
Reversal of royalty expense recorded by dj Orthopedics paid to Aircast	(167)
Net adjustment to costs of goods sold	$875

(q)   Adjustments to sales, general and administrative expenses for the year ended December 31, 2005 are as follows: (i) adjustment to reclassify Aircast’s historical amortization of deferred debt issuance costs from sales, general and administrative expenses to interest expense to conform with dj Orthopedics’ classification of such expenses, (ii) adjustment to reclassify Aircast’s historical acquired intangibles amortization from sales, general and administrative expenses to amortization of acquired intangibles to conform to dj Othopedics’ classification of such expenses, (iii) incremental depreciation expense related to the estimated fair market value or revised useful lives of acquired property, plant and equipment, calculated on a straight-line basis over the estimated economic lives of the underlying property, plant and equipment ranging from two to 37 years, (iv) elimination of Aircast historical management fee paid to stockholders, and (v) adjustment to reclassify Aircast’s historical freight expense to cost of goods sold to conform with dj Orthopedics’ classification of such expenses (in thousands):

Adjustment to reclassify Aircast’s historical amortization of deferred debt issuance costs from sales, general and administrative expenses to interest expense to conform with dj Orthopedics’ classification of such expenses	$(569)
Adjustment to reclassify Aircast’s historical acquired intangibles amortization from sales, general and adminstrative expenses to amortization of acquired intangibles to conform to dj Othopedics’ classification of such expenses	(10,279)
Incremental depreciation on the estimated fair value or revised useful lives of acquired property, plant and equipment	237
Elimination of Aircast historical management fee	(842)
Adjustment to reclassify freight expense to cost of goods sold	(2,442)
Net adjustments to sales, general and administrative expenses	$(13,895)

(r)            Adjustments to amortization of acquired intangibles for the year ended December 31, 2005 to: (i) adjustment to reclassify Aircast's historical acquired intangibles amortization from sales, general and administrative expenses to amortization of acquired intangibles to conform to dj Othopedics’ classification of such expenses (ii) eliminate Aircast historical acquired intangibles amortization expense, and (iii) add new estimated amortization expense related to acquired intangible assets including patents and existing technology, customer contracts and related relationships, trade name and trademarks, and favorable leasehold interest in Germany, calculated on a straight-line basis over useful lives ranging from six years to 50 years (in thousands):

Adjustment to reclassify Aircast’s historical acquired intangibles amortization from sales, general and administrative expenses to amortization of acquired intangibles to conform to dj Othopedics’ classification of such expenses	$10,279
Elimination of historical Aircast acquired intangibles amortization	(10,279)
Estimated amortization expense on new acquired intangibles	11,454
Net adjustment to amortization of acquired intangibles	$11,454

(s)          Adjustments to interest expense for the year ended December 31, 2005 are as follows (in thousands):

Elimination of dj Orthopedics’ historical interest expense on retired debt, including all lender fees and amortization of deferred debt issuance costs	$4,667
Elimination of Aircast’s historical interest expense on retired debt	8,865
Adjustment to reclassify Aircast’s historical amortization of deferred debt issuance costs from sales, general and administrative expenses to interest expense to conform with dj Orthopedics’ classification of such expenses	(569)
Elimination of Aircast’s historical amortization of deferred debt issuance costs	569
Increase of interest expense related to new term loan	(23,433)
Fee for unused revolving credit facility under new credit agreement	(114)
Amortization expense related to estimated debt issuance costs for new credit agreement	(964)
Annual administrative agent fee for new credit agreement	(90)
Net adjustments to interest expense	$(11,069)

(t)            Adjustments to interest income for the year ended December 31, 2005 are as follows (in thousands):

Adjustment to reclassify Aircast’s historical interest income from other income (expense), net, to interest income to conform with dj Orthopedics’ classification of such expenses	$138
To reduce interest income to reflect net decrease in cash and cash equivalents	(181)
Net adjustments to interest income	$(43)

(u)   Adjustments to other income (expense), net, for the year ended December 31, 2005 are as follows (in thousands):

Adjustment to reclassify Aircast’s historical interest income from other income (expense), net, to interest income to conform with dj Orthopedics’ classification of such expenses	$(138)
Adjustment to eliminate Aircast’s historical income from interest rate hedge which was associated with Aircast’s debt which was retired as part of the transaction, and the related hedge agreement was cancelled	(1,142)
Net adjustments to other income (expense), net	$(1,280)

(v)         Adjustment to the pro forma combined income tax provision reflects dj Orthopedics’ effective tax rate of 40.0% in effect for the year ended December 31, 2005.